EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Annual Report on Form 10-KSB for the year ended December 31, 1999, appearing in the registration statement on Form S-3 (file no. 333-61523) and on Form S-8 (file no. 333-37351) of SAC Technologies, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933 which became effective May 3, 1999 and October 7, 1997, respectively.


/s/ Divine, Scherzer & Brody, Ltd.



Minneapolis, Minnesota
March 21, 2000